Exhibit 10.5

PLANET PAYMENT, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

(As Adopted by the Board of Directors on December 2, 2011)

1.                                      Establishment of Plan.  Planet Payment, Inc. (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Participating Corporations (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”).  For purposes of this Plan, “Parent” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), and “Corporate Group” shall refer collectively to the Company and all its Parents and Subsidiaries.  “Participating Corporations” are the Company and any Parents or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan.  The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed.  Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.  However, with regard to offers of options under the Plan to employees outside the Unites States working for an affiliate of the Company that is not a Subsidiary, the Board may offer an option that is not intended to meet the Code Section 423 requirements, provided the other terms and conditions of the Plan are met.  Subject to Section 14, a total of eight hundred thousand (800,000) shares of the Company’s Common Stock is reserved for issuance under this Plan.  In addition, on each January 1 for the first seven calendar years after the first Offering Date, the aggregate number of shares of the Company’s Common Stock reserved for issuance under the Plan shall be increased automatically by the number of shares equal to one (1%) of the total number of outstanding shares of the Company Common Stock on the immediately preceding December 31 (rounded down to the nearest whole share); provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year; and, provided further, that the aggregate number of shares issued over the term of this Plan shall not exceed eight million (8,000,000) shares of Common Stock.  The number of shares reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2.                                      Purpose.  The purpose of this Plan is to provide eligible employees of the Company and Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Corporations, and to provide an incentive for continued employment.

3.                                      Administration.  The Plan will be administered by the Compensation Committee of the Board or by the Board (either referred to herein as the “Committee”).  Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants.  The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and decide upon any and all claims filed under the Plan.  Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties.  Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules and/or procedures relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States.  Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees

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as established from time to time by the Board for services rendered by Board members serving on Board committees.  All expenses incurred in connection with the administration of this Plan shall be paid by the Company.  For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical.

4.                                      Eligibility.  Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

(a) employees who are not employed by the Company or a Participating Corporation for at least six (6) months prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

(b)  employees who are customarily employed for twenty (20) hours or less per week;

(c)  employees who are customarily employed for five (5) months or less in a calendar year;

(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations;

(e)  employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code); and

(f)  individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

5.                                      Offering Dates.

(a)  The offering periods of this Plan (each, an “Offering Period”) may be of up to twenty-four (24) months duration and shall commence and end at the times designated by the Committee.  Each Offering Period may consist of up to five (5) purchase periods (individually, a “Purchase Period”) during which payroll deductions of Participants are accumulated under this Plan.

(b)  The initial Offering Period shall commence on the date on which the Registration Statement covering the initial public offering of shares of the Company’s Common Stock is declared effective by the U.S. Securities and Exchange Commission (the “Effective Date”), and shall end with the Purchase Date that occurs on a date selected by the Committee which is approximately six (6) months after the Effective Date (but in any event not more than 24 months after the Effective Date).  The initial Offering Period shall consist of a single Purchase Period.  Thereafter, a six-month Offering Period shall commence on each February 1 and August 1, with each such Offering Period also consisting of a single six-month Purchase Period.

(c)  The first business day of each Offering Period is referred to as the “Offering Date,” however, for the initial Offering Period this shall be the Effective Date.  The last business day of each Purchase Period is referred to as the “Purchase Date.”  The Committee shall have the power to change these terms as provided in Section 25 below.

6.                                      Participation in this Plan.

(a)  Any employee who is an eligible employee determined in accordance with Section 4 immediately prior to the initial Offering Period will be automatically enrolled in the initial Offering Period under this Plan.  With respect to subsequent Offering Periods, any eligible employee determined in accordance with Section 4 will be eligible to participate in this Plan, subject to the requirement of Section 6(b) hereof and the other terms and provisions of this Plan.  Eligible employees who meet the eligibility requirements set forth in Section 4 and who are either automatically enrolled in the initial offering period or who elect to participate in the this Plan pursuant to Section 6(b) are referred to herein as a “Participant” or collectively as “Participants.”

(b)                       Notwithstanding the foregoing, (i) an eligible employee may elect to decrease the number of shares of Common Stock that such employee would otherwise be permitted to purchase for the initial Offering Period under the Plan and/or purchase shares of Common Stock for the initial Offering Period through payroll deductions by delivering a subscription agreement to the Company within thirty (30) days after the filing of an effective registration statement pursuant to Form S-8 and (ii) the Committee may set a later time for filing the subscription agreement authorizing payroll deductions for all eligible employees with respect to a given Offering Period.  With respect to Offering Periods after the initial Offering Period, a Participant may elect to participate in this Plan by submitting a subscription agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

(c)                        Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below.  Such Participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

7.                                      Grant of Option on Enrollment.  Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount accumulated in such Participant’s payroll deduction account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock) provided, however, that for the Purchase Period within the initial Offering Period the numerator shall be fifteen percent (15%) of the Participant’s compensation for such Purchase Period and provided, further, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.  The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.

8.                                      Purchase Price.  The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a)  The fair market value on the Offering Date; or

(b)  The fair market value on the Purchase Date.

The term “fair market value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:  if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported by the NASDAQ market, in The Wall Street Journal, or such other source as the Board or the Committee deems reliable; or

(a)                                  if such Common Stock is publicly traded and is then listed on a national securities exchange in the United States, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported by such exchange or in The Wall Street Journal;

(b)                                 if such Common Stock is not then listed nor admitted to trading on a national securities exchange but is admitted to trading on AIM, its closing price on the date of determination on AIM as reported by AIM. The term “AIM” means the AIM market of the London Stock Exchange, plc.;

(c)                                  if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(d)                                 with respect to the initial Offering Period, “fair market value” on the Offering Date shall be the price at which shares of Common Stock are offered to the public pursuant to the Registration Statement covering the initial public offering of shares of the Company’s Common Stock; or

(e)                                  if none of the foregoing is applicable, by the Board or the Committee in good faith.

9.                                      Payment of Purchase Price; Payroll Deduction Changes; Share Issuances.

(a)  The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period.  The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than ten percent (10%) or such lower limit set by the Committee.  Compensation shall mean all W-2 cash compensation categorized by the Company as base salary or regular hourly wages and bonuses and incentive compensation, and expressly excluding commissions, overtime, shift premiums, plus draws against commissions, provided, however, that for purposes of determining a Participant’s compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the Participant did not make such election.  Payroll deductions shall commence on the first payday following the last Purchase Date (first payday following the effective date of filing with the U.S. Securities and Exchange Commission a securities registration statement for the Plan with respect to the initial Offering Period) and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b)  A Participant may decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, with the new rate to become effective for the next payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below.  Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) decrease may be made effective during any Purchase Period.  A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

(c)  A Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions.  Such reduction shall be effective beginning with the next payroll period after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period.  Payroll deductions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock of the Company in accordance with Section (e) below.  A reduction of the payroll deduction percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period, and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.

(d)  All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company.  No interest accrues on the payroll deductions.  All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(e)  On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date.  The purchase price per share shall be as specified in Section 8 of this Plan.  Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of the Company’s Common Stock shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be.  In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest.  No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(f)  As promptly as practicable after the Purchase Date, the Company shall issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(g)  During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her.  The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

10.                               Limitations on Shares to be Purchased.

(a)  No Participant shall be entitled to purchase stock under any Offering Period at a rate which, when aggregated with such Participant’s rights to purchase stock, that are also outstanding in the same calendar year(s) (whether under other Offering Periods or other employee stock purchase plans of the Company, its parent and its subsidiaries), exceeds $25,000 in fair market value, determined as of the Offering Date, (or such other limit as may be imposed by the Code) for each calendar year in which such Offering Period is in effect (hereinafter the “Maximum Share Amount”).  The Company shall automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b)  The Committee may, in its sole discretion, set a lower maximum number of shares which may be purchased by any Participant during any Offering Period than that determined under

Section 10(a) above, which shall then be the Maximum Share Amount for subsequent Offering Periods; provided, however, in no event shall a Participant be permitted to purchase more than twelve thousand (12,000) Shares during any one Offering Period, irrespective of the Maximum Share Amount set forth in (a) and (b) hereof.  If a new Maximum Share Amount is set, then all Participants will be notified of such Maximum Share Amount prior to the commencement of the next Offering Period for which it is to be effective.  The Maximum Share Amount shall continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.

(c)  If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable.  In such event, the Company will give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.

(d)  Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest.

11.                               Withdrawal.

(a)  Each Participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose by the Company.  Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b)  Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest, and his or her interest in this Plan shall terminate.  In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

12.                               Termination of Employment.  Termination of a Participant’s employment for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, immediately terminates his or her participation in this Plan.  In such event, accumulated payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest.  For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13.                               Return of Payroll Deductions.  In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated payroll deductions credited to such Participant’s account.  No interest shall accrue on the payroll deductions of a Participant in this Plan.

14.                               Capital Changes.  If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the purchase price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 1 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

15.                               Nonassignability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.                               Use of Participant Funds and Reports.  The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions.  Until Shares are issued, Participants will only have the rights of an unsecured creditor.  Each Participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17.                               Notice of Disposition.  Each Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”).  The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares.  The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.                               No Rights to Continued Employment.  Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19.                               Equal Rights And Privileges.  All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations.  Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423.  This Section 19 shall take precedence over all other provisions in this Plan.

20.                               Notices.  All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.                               Term; Stockholder Approval.  This Plan will become effective on the Effective Date.  This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board.  No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such shares and Participants in such Offering Period shall be refunded their contributions without interest).  This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the first Purchase Date under the Plan.

22.                               Designation of Beneficiary.

(a)  If provided in the subscription agreement, a Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date.

(b)  Such designation of beneficiary may be changed by the Participant at any time by written notice.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.                               Conditions Upon Issuance of Shares; Limitation on Sale of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24.                               Applicable Law.  The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25.                               Amendment or Termination.  The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of the Company’s Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of the Company’s Common Stock for each Participant properly correspond with amounts withheld from the Participant’s base salary or regular hourly wages, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants.  However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan.

26.                               Corporate Transactions.

(a) In the event of a Corporate Transaction (as defined below), each outstanding right to purchase Company Common Stock will be assumed or an equivalent option substituted by the successor corporation or a parent or a subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period with respect to which such purchase right relates will be shortened by setting a new Purchase Date (the “New Purchase Date”) and will end on the New Purchase Date.  The New Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, and the Plan shall terminate on the consummation of the Corporate Transaction.

(b) “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

PLANET PAYMENT, INC. (THE “COMPANY”) 2012 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)	ENROLLMENT/CHANGE FORM

SECTION 1: ACTIONS	CHECK DESIRED ACTION: ☐ Enroll in the ESPP ☐ Discontinue Contributions ☐ Change Contribution Percentage	AND COMPLETE SECTIONS: 2 + 3 + 4 + 6 2 + 4 + 6 2 + 5 + 6

SECTION 2:	Name:		Department:

PERSONAL DATA	Home Address:

Social Security No.: ☐☐☐-☐☐-☐☐☐☐

SECTION 3: ENROLL

I hereby elect to participate in the ESPP, effective at the beginning of the next Offering Period.  I elect to purchase shares of the Common Stock of the Company pursuant to the ESPP.  I understand that the stock certificate(s) for the shares purchased on my behalf will be issued in street name and deposited directly into my brokerage account.  I hereby agree to take all steps, and sign all forms, required to establish an account with [                        ] for this purpose.

My participation will continue as long as I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment/Change Form with the Company.  I understand that I must notify the Company of any disposition of shares purchased under the ESPP.

SECTION 4: ELECT CONTRIBUTION PERCENTAGE

I hereby authorize the Company to withhold from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period     % of my compensation (as defined in the ESPP) paid during such Offering Period as long as I continue to participate in the ESPP.  That amount will be applied to the purchase of shares of the Company’s Common Stock pursuant to the ESPP.  The percentage must be a whole number (from 1%, up to a maximum of 10%).

Please ☐-increase ☐-decrease my contribution percentage.

Note:      You may change your contribution percentage only once within an Purchase  Period to be effective during such Purchase Period and such change can only be to decrease your contribution percentage.  An increase in your contribution percentage can only take effect with the next Offering Period.  Each change will become effective as soon as reasonably practicable after the form is received by the Company.

SECTION 5: DISCONTINUE CONTRIBUTIONS

☐      I hereby elect to stop my contributions under the ESPP, effective as soon as reasonably practicable after this form is received by the Company.  Please ☐-refund all contributions to me in cash, without interest OR ☐- use my contributions to purchase shares on the next Purchase Date.  I understand that I cannot resume participation until the start of the next Offering Period and must timely file a new enrollment form to do so.

SECTION 6: ACKNOWLEDGMENT AND SIGNATURE

I acknowledge that I have received a copy of the ESPP and of the Prospectus (which summarizes the major features of the ESPP).  I have read the Prospectus and my signature below (or my clicking on the Accept box if this is an electronic form) indicates that I hereby agree to be bound by the terms of the ESPP.

	Signature:	Date: